Free Writing Prospectus
Filed Pursuant to Rule 433
Registration No.: 333-131607

HSI Asset Securitization Corporation (the "Depositor") has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (the "SEC"). The Depositor has or will file with the SEC a registration statement (including a prospectus, any free writing prospectus and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov.  Alternatively, you may obtain a copy of the Offering Documentation from HSBC Securities (USA) Inc., 452 Fifth Avenue, New York, New York 10018, Attn: HASCO 2006-HE2 or by calling (212) 525-8119.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

HASCO 2006-HE2

New Issue Term Sheet and
Computational Materials

$1,613,363,107 (Approximate)

HASCO 2006-HE2

HSI Asset Securitization Corporation
Depositor

CitiMortgage, Inc.
Master Servicer

Wells Fargo Bank, N.A.
Countrywide Home Loans Servicing LP
Servicers

Lead Underwriter

November 22, 2006

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission (“Commission”), because they contain important information. This document does not contain all information that is required to be included in the base prospectus and prospectus supplement. Investors can obtain the prospectus supplement and other relevant documents filed or to be filed with the Commission, free of charge at www.sec.gov.

HASCO 2006-HE2

DISCLAIMER

The issuer has filed a registration statement (including a prospectus), Registration Statement No. 333-131607, with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, HSBC Securities (USA) Inc. (“HSBC”) will arrange to send you the prospectus if you request it by calling toll-free 866-811-8049.

The information contained herein is being delivered to you solely to provide you with information about the offering of the securities referred to herein and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities until the offering has been priced and we have advised you of and confirmed the allocation of securities to be made to you. You may withdraw your indication of interest at any time prior to notice of allocation.

The information contained in this communication, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar communication relating to these securities. This communication is not required to contain, and does not contain, all information that is required to be included in the base prospectus and prospectus supplement. Additionally, the information contained herein is preliminary and subject to change.

This communication highlights selected information from the transaction documentation and does not contain a complete description of the transaction or the structural characteristics of the securities. This communication may contain general, summary discussions of tax, regulatory, accounting and/or legal issues relevant to the proposed transaction. Any such discussions are necessarily generic and may not be applicable to or complete for your specific facts and circumstances. HSBC is not offering and does not purport to offer tax, regulatory, accounting or legal advice and this information should not and cannot be relied upon as such. Prior to entering into any proposed transaction, you should determine, in consultation with your own legal, tax, regulatory and accounting advisors, the economic risks and merits, as well as the legal, tax, regulatory and accounting characteristics and consequences, of the transaction.

Any statistical analyses contained herein, including the composition of the assets and issuer liability structure (the “Computational Materials”), are for illustrative purposes only and are not intended to represent the actual structure or predict or project actual returns. The final asset pool and transaction structure will be determined at or around the time of pricing of the securities based upon market conditions and other applicable factors. The Computational Materials are based upon proprietary modeling techniques and assumptions and alternative modeling techniques and/or assumptions may be more appropriate or produce significantly different results. The realization of the assumptions underlying the Computational Materials is subject to significant uncertainties and contingencies and actual economic variables that impact returns will differ, and may differ materially, from those inputs utilized in the model. As a result of the foregoing, HSBC makes no representation as to appropriateness of any modeling techniques employed by it, the appropriateness of the assumptions underlying the Computational Materials, the materiality of any assumption to the actual return, the reasonableness of any assumption or the particular factors that may affect whether such assumptions are realized.

Any collateral pool information contained herein, including without limitation any collateral tables which follow, is based only on a sample pool of mortgage loans expected to comprise the final pool, along with other mortgage loans, on the closing date. In addition, certain mortgage loans contained in this sample pool may be deleted from the pool of mortgage loans delivered to the issuer on the closing date. This sample pool may not necessarily represent a statistically relevant population. Although HSBC believes the information with respect to the sample pool will be representative of the final pool of mortgage loans, the collateral characteristics of the final pool may nonetheless vary from the collateral characteristics of the sample pool however it is not expected that these collateral characteristics will vary in any material respect.

The securities may not be suitable investments for you. You should not purchase the securities unless you have carefully considered and are able to bear the associated risks of investing in the securities. You must be willing to assume, among other risks, market price volatility, prepayments, yield curve and interest rate risk.

This communication is not an offer to sell or the solicitation of an offer to buy these securities where such offer, solicitation or sale is not permitted. Additionally, transfers of any such securities or instruments may be limited by law or the terms thereof. Recipients are required to inform themselves of and comply with any legal or contractual restrictions on their purchase, holding, sale, exercise of rights or performance of obligations under any transaction.

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission, because they contain important information. This document does not contain all information that is required to be included in the base prospectus and prospectus supplement. Investors can obtain the prospectus supplement and other relevant documents filed or to be filed with the Commission, free of charge at www.sec.gov.

HASCO 2006-HE2

Contact Information

HSBC Securities
ABS/MBS Structured Finance
Jon Voigtman Managing Director	Tel: (212) 525-2348 jon.voigtman@us.hsbc.com
Andrea Lenox Vice President	Tel: (212) 525-4600 andrea.lenox@us.hsbc.com
Kristine Lock Assistant Vice President	Tel: (212) 525-8056 kristine.lock@us.hsbc.com
Syndicate and ABS/MBS Trading
Caroline Morrill Managing Director	Tel: (212) 525-3785 caroline.morrill@us.hsbc.com
Michael Banchik Senior Vice President	Tel: (212) 525-3399 michael.banchik@us.hsbc.com
George Smith Managing Director	Tel: (212) 525-3786 george.smith@us.hsbc.com
Whole Loan Trading
Mark Wirth Managing Director	Tel: (212) 525-4029 mark.wirth@us.hsbc.com
Martin Priest Vice President	Tel: (212) 525-4198 martin.priest@us.hsbc.com
Christopher Amato Assistant Vice President	Tel: (212) 525-3307 christopher.v.amato@us.hsbc.com
Kaushal Thakkar Assistant Vice President	Tel: (212) 525-3307 kaushal.thakkar@us.hsbc.com
George Costow Analyst	Tel: (212) 525-5416 george.costow@us.hsbc.com
Rating Agencies
Jonathan Hierl - S&P	Tel: (212) 438-2555 jonathan_hierl@standardandpoors.com
Mark Branton - Moody’s	Tel: (212) 553-4175 Mark.Branton@moodys.com
Darren Liss - Fitch	Tel: (212) 908-0753 Darren.Liss@fitchratings.com

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission, because they contain important information. This document does not contain all information that is required to be included in the base prospectus and prospectus supplement. Investors can obtain the prospectus supplement and other relevant documents filed or to be filed with the Commission, free of charge at www.sec.gov.

HASCO 2006-HE2

Mortgage Pass-Through Certificates, Series 2006-HE2
$1,613,363,107 (Approximate, Subject to +/- 10% Variance)

HSI Asset Securitization Corporation Trust 2006-HE2
Issuer

HSI Asset Securitization Corporation
Depositor

First and Second Lien Residential Mortgage Loans

Transaction Highlights

Classes	Principal Balance or Notional Amount ($) (1)	Avg Life to Call / Mty (3)(4)	Principal Window to Call / Mty (Months) (3)(4)	Description	Expected Ratings (Fitch / Moody’s / S&P)	Initial Credit Enhancement (6)	Coupon(5)
A-IO	403,341,000(2)	N/A	N/A	NAS IO	AAA / Aaa / AAA	N/A	1.50%
II-A-2	136,811,000	2.00 / 2.00	22 - 27 / 22 - 27	Senior Floater	AAA / Aaa / AAA	18.40%	1 Mo. LIBOR + ()
II-A-3	237,679,000	3.50 / 3.50	27 - 72 / 27 - 73	Senior Floater	AAA / Aaa / AAA	18.40%	1 Mo. LIBOR + ()
II-A-4	67,467,000	5.97 / 8.34	72 - 72 / 73 - 161	Senior Floater	AAA / Aaa / AAA	18.40%	1 Mo. LIBOR + ()
M-1	56,467,000	3.55 / 3.55	41 - 45 / 41 - 45	Mezzanine Floater	AA+ / Aa1 / AA+	14.90%	1 Mo. LIBOR + ()
M-2	50,014,000	4.40 / 4.40	45 - 69 / 45 - 69	Mezzanine Floater	AA+ / Aa2 / AA+	11.80%	1 Mo. LIBOR + ()
M-3	29,848,000	5.96 / 7.81	69 - 72 / 69 - 133	Mezzanine Floater	AA / Aa3 / AA	9.95%	1 Mo. LIBOR + ()
M-4	26,620,000	4.26 / 4.62	40 - 72 / 40 - 113	Mezzanine Floater	AA/ A1 / AA	8.30%	1 Mo. LIBOR + ()
M-5	25,007,000	4.24 / 4.57	39 - 72 / 39 - 108	Mezzanine Floater	AA-/ A2 / AA-	6.75%	1 Mo. LIBOR + ()
M-6	24,200,000	4.22 / 4.51	38 - 72 / 38 - 102	Mezzanine Floater	A / A3 / A+	5.25%	1 Mo. LIBOR + ()
M-7	22,587,000	4.20 / 4.42	38 - 72 / 38 - 94	Mezzanine Floater	A- / Baa1 / A-	3.85%	1 Mo. LIBOR + ()
M-8	15,327,000	4.19 / 4.32	37 - 72 / 37 - 85	Mezzanine Floater	BBB+/ Baa2 / BBB+	2.90%	1 Mo. LIBOR + ()
M-9	9,680,000	4.16 / 4.18	37 - 72 / 37 - 76	Mezzanine Floater	BBB/ Baa3 / BBB+	2.30%	1 Mo. LIBOR + ()
I-A	402,471,000	Not Offered Hereby				18.40%	1 Mo. LIBOR + ()
II-A-1	472,076,000	Not Offered Hereby				18.40%	1 Mo. LIBOR + ()
M-10	12,908,000	Privately Placed Certificates - Not Offered Hereby				1.50%	1 Mo. LIBOR + ()
X		Not Offered Hereby
P		Not Offered Hereby
R		Not Offered Hereby

Notes:
(1)	Certificate balances are subject to a variance of plus or minus 10%.
(2)	The Class A-IO is based upon a notional amount.
(3)	Certificates are priced to the 10% optional redemption, as described herein.
(4)	Based on the pricing prepayment speed, as described herein.
(5)
Margins on the Class A Certificates (other than the Class A-IO Certificates) and on the Class M Certificates are equal to 2.0x and 1.5x, respectively, of the original margins for each distribution date following the first possible optional redemption date, as described herein.

(6)	Includes initial overcollateralization of 1.50%.

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission, because they contain important information. This document does not contain all information that is required to be included in the base prospectus and prospectus supplement. Investors can obtain the prospectus supplement and other relevant documents filed or to be filed with the Commission, free of charge at www.sec.gov.

HASCO 2006-HE2

Issuer:	HSI Asset Securitization Corporation Trust 2006-HE2.

Depositor:	HSI Asset Securitization Corporation.

Sponsor:	HSBC Bank USA, National Association.

Lead Underwriter:	HSBC Securities (USA) Inc.

Co-Managers:	Blaylock & Company, Inc. and Utendahl Capital Partners, L.P.

Originators:	WMC Mortgage Corp. (58.29%), Countrywide Home Loans, Inc. (29.48%) and Decision One Mortgage Company, LLC. (12.23%).

Master Servicer and
Securities Administrator:	CitiMortgage, Inc. and Citibank, N.A. (respectively).

Servicers:	Wells Fargo Bank, N.A (58.29%) and Countrywide Home Loans Servicing LP (41.71%).

Custodian:	Wells Fargo Bank, N.A.

Trustee:	Deutsche Bank National Trust Company.

Credit Risk Manager:	OfficeTiger Global Real Estate Services Inc. (formerly known as MortgageRamp, Inc.)

Derivative Provider:	An entity which satisfies the Derivative Provider Ratings Requirement.

Derivative Provider Ratings
Requirement:
The Derivative Provider Ratings Requirement shall mean (a) either (i) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of the counterparty are rated at least “A-1” by S&P or (ii) if the counterparty does not have a short-term rating from S&P, the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the counterparty are rated at least “A+” by S&P, and (b) either (i) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of such counterparty are rated at least “A1” by Moody’s (and if rated “A1” by Moody’s, such rating is not on watch for possible downgrade) and the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of such counterparty are rated at least “P-1” by Moody’s (and if rated “P-1” by Moody’s, such rating is not on watch for possible downgrade and remaining on watch for possible downgrade), or (ii) if such counterparty does not have a short-term debt rating from Moody’s, the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of such counterparty are rated at least “Aa3” by Moody’s (and if rated “Aa3” by Moody’s, such rating is not on watch for possible downgrade).

Sample Pool Calculation Date:	October 1, 2006.

Cut-off Date:	November 1, 2006.

Expected Pricing Date:	The week of November 27, 2006.

Closing Date:	On or about December 5, 2006.

Distribution Date:	The 25th day of each month (or if such 25th day is not a business day, the next succeeding business day) commencing in December 2006. The first Distribution Date will be December 26, 2006.

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission, because they contain important information. This document does not contain all information that is required to be included in the base prospectus and prospectus supplement. Investors can obtain the prospectus supplement and other relevant documents filed or to be filed with the Commission, free of charge at www.sec.gov.

HASCO 2006-HE2

Final Scheduled Distribution
Date:	On the Distribution Date in December 2036, all amounts on deposit in the Final Maturity Reserve Fund will be distributed as principal in the following order of priority:
a)	pro rata, based on the aggregate principal balance of the Group I Certificates and the aggregate principal balance of the Group II Certificates to:
(1)	the Class I-A Certificates until the principal balances thereof have been reduced to zero; and
(2)	sequentially, in the following order: to the holders of the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates until the principal balances thereof have been reduced to zero;
b)	sequentially in ascending numerical order, to the holders of the Class M Certificates until the principal balances thereof have been reduced to zero; and
c)	to the holders of the Class X Certificates, all remaining amounts.

Certificates:
Approximately $1,316,504,000 senior certificates (the Class A-IO, Class I-A, Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates, collectively the “Class A Certificates”), excluding the Class A-IO Certificates which do not have a principal balance, and approximately $272,658,000 mezzanine certificates (the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, collectively the “Class M Certificates”). The Class A-IO Certificates are the “Interest Only Certificates”. The Class A Certificates, together with the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, are referred to herein as the “Offered Certificates”. The Class M-10 Certificates, the “Non-Offered Certificates,” are not being offered hereby but will be privately placed pursuant to a confidential private placement memorandum.

The “Group I Certificates” will consist of the Class I-A Certificates and will be paid primarily from collections on the Group I Mortgage Loans. The “Group II Certificates” will consist of the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates and will be paid primarily from collections on the Group II Mortgage Loans. Notwithstanding the foregoing definition of Offered Certificates, the Class I-A and Class II-A-1 Certificates are not being offered hereby, but will be offered pursuant to the Prospectus.

Mortgage Loans:
The aggregate principal balance of the Mortgage Loans as of the Sample Pool Calculation Date is approximately $1,613,363,107. The Mortgage Loans consist of fixed-rate and adjustable-rate mortgage loans secured by first and second liens on one- to four-family residential properties.

The collateral tables included in these Computational Materials represent a sample pool of Mortgage Loans (the “Sample Pool”) having the characteristics described therein as of the Sample Pool Calculation Date, and do not include additional Mortgage Loans expected to be included in the trust on the Closing Date. It is expected that (a) additional Mortgage Loans will be delivered to the trust on the Closing Date and (b) certain Mortgage Loans may be pre-paid, become ineligible for transfer to the trust or may otherwise be deleted from the pool of Mortgage Loans delivered to the trust on the Closing Date. However, it is not expected that the final mortgage pool will vary from the Sample Pool in any material respect.

Group I Mortgage Loans:
The aggregate principal balance of the Group I Mortgage Loans as of the Sample Pool Calculation Date is approximately $493,223,825. The Group I Mortgage Loans consist of 10-, 15-, 20-, 30-and 40- year fixed-rate fully amortizing mortgage loans; 15/30, 30/40 and 30/50 year fixed-rate balloon mortgage loans; 30-year adjustable-rate fully amortizing mortgage loans that either adjust semi-annually after origination based on six-month LIBOR or have an initial fixed rate period of two, three, five or ten years after origination and thereafter adjust semi-annually based on six-month LIBOR; 30-year adjustable-rate interest-only mortgage loans with an interest-only period of five or ten years that have an initial fixed rate period of two, three, five or ten years after origination and thereafter adjust semi-annually based on six-month LIBOR; 40-year adjustable-rate fully amortizing mortgage loans that have an initial fixed rate period of two, three or five years after origination and thereafter adjust semi-annually based on six-month LIBOR; and 30/40 and 30/50 year adjustable-rate balloon mortgage loans that have an initial fixed rate period of two, three, five or ten years after origination and thereafter adjust semi-annually based on six-month LIBOR. All of the Group I Mortgage Loans have principal balances at origination that conform to Fannie Mae loan limits applicable to first lien and second lien one- to four-family residential properties.

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission, because they contain important information. This document does not contain all information that is required to be included in the base prospectus and prospectus supplement. Investors can obtain the prospectus supplement and other relevant documents filed or to be filed with the Commission, free of charge at www.sec.gov.

HASCO 2006-HE2

Group II Mortgage Loans:
The aggregate principal balance of the Group II Mortgage Loans as of the Sample Pool Calculation Date is approximately $1,120,139,282. The Group II Mortgage Loans consist of 15-, 20-, 25-, 30- and 40- year fixed-rate fully amortizing mortgage loans; 30-year fixed-rate mortgage loans with an interest-only period of five or ten years; 15/30, 30/40 and 30/50 year fixed-rate balloon mortgage loans; 30-year adjustable-rate fully amortizing mortgage loans that either adjust semi-annually after origination based on six-month LIBOR or have an initial fixed rate period of two, three, five or ten years after origination and thereafter adjust semi-annually based on six-month LIBOR; 40-year adjustable-rate fully amortizing mortgage loans that have an initial fixed rate period of two or five years after origination and thereafter adjust semi-annually based on six-month LIBOR; 30-year adjustable-rate interest-only mortgage loans with an interest-only period of five or ten years that have an initial fixed rate period of two, three, five or ten years after origination and thereafter adjust semi-annually based on six-month LIBOR; 30-year adjustable-rate interest-only mortgage loans with an interest-only period of ten years that have an initial fixed rate period of ten years after origination and thereafter adjust annually based on one-year LIBOR; and 30/40 and 30/50 year adjustable-rate balloon mortgage loans that have an initial fixed rate period of two, three, five or ten years after origination and thereafter adjust semi-annually based on six-month LIBOR.

Mortgage Loan Group:	Group I Mortgage Loans or Group II Mortgage Loans.

Record Date:
The business day immediately preceding each Distribution Date for all Certificates (excluding the Class A-IO Certificates). For the Class A-IO Certificates, the record date is the last business day of the month immediately preceding the month in which each Distribution Date occurs.

Delay Days:	0 (zero) days on all Certificates (excluding the Class A-IO Certificates), and 24 days for the Class A-IO Certificates.

Due Period:
The Due Period with respect to any Distribution Date commences on the second day of the calendar month immediately preceding the month in which such Distribution Date occurs and ends on the first day of the calendar month in which such Distribution Date occurs.

Interest Accrual Period:
Interest with respect to the Offered Certificates (excluding the Class A-IO Certificates) and Non-Offered Certificates will initially accrue from the Closing Date to, but excluding, the first Distribution Date. Thereafter, interest will accrue from the prior Distribution Date to, but excluding, the then current Distribution Date. With respect to the Offered Certificates (excluding the Class A-IO Certificates) and Non-Offered Certificates, interest will accrue during the related Interest Accrual Period on the basis of a 360-day year and the actual number of days elapsed. The Offered Certificates (excluding the Class A-IO Certificates) and Non-Offered Certificates will settle flat (no accrued interest).

The interest accrual period with respect to each Distribution Date for the Class A-IO Certificates will be the calendar month preceding the month in which such Distribution Date occurs (on a 30/360 basis). The price to be paid for the Class A-IO Certificates by investors will include accrued interest from the Cut-off Date up to, but not including, the Closing Date.

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission, because they contain important information. This document does not contain all information that is required to be included in the base prospectus and prospectus supplement. Investors can obtain the prospectus supplement and other relevant documents filed or to be filed with the Commission, free of charge at www.sec.gov.

HASCO 2006-HE2

The Class A-IO Certificates will initially have a class notional balance equal to approximately $403,341,000. Such balance will decline on each Distribution Date according to the schedule below titled “Notional Schedule for the Class A-IO Certificates” until such balance is reduced to zero after the Distribution Date in February 2008. No interest will accrue on the Class A-IO Certificates after the Distribution Date in February 2008.

Prepayment Period:
The Prepayment Period applicable to both full and partial prepayments on the Mortgage Loans with respect to any Distribution Date is a calendar month prepayment period or a mid-month prepayment period.

Fixed Pricing Prepayment Speed:
The Fixed Pricing Prepayment Speed for the fixed-rate Mortgage Loans assumes 4% CPR in month 1, building linearly to 27% CPR in month 12, and remaining at 27% CPR thereafter. The Fixed Pricing Prepayment Speed is capped at 85% CPR.

ARM 1 Pricing Prepayment Speed:
The ARM 1 Pricing Prepayment Speed for the Mortgage Loans that do not have an initial fixed-rate period, 2/28 and 2/38 Mortgage Loans assumes 2% CPR in month 1, building linearly to 30% CPR in month 12, remaining at 30% CPR until month 22, 50% CPR from month 23 to 27, and 35% CPR in month 28 and thereafter. The ARM 1 Pricing Prepayment Speed is capped at 85% CPR.

ARM 2 Pricing Prepayment Speed:
The ARM 2 Pricing Prepayment Speed for the 3/27, 5/25, 3/37, 5/35, 10/1 and 10/20 Mortgage Loans assumes 2% CPR in month 1, building linearly to 30% CPR in month 12, remaining at 30% CPR until month 30, 50% CPR from month 31 to 37, and 35% CPR in month 38 and thereafter. The ARM 2 Pricing Prepayment Speed is capped at 85% CPR.

Second Lien Pricing Prepayment
Speed:	The Second Lien Pricing Prepayment Speed for the Mortgage Loans that are second liens assumes 30% CPR.

Tax Treatment:	REMIC.

ERISA Eligibility:
The Offered Certificates generally may be purchased by employee benefit plans subject to ERISA; provided that such investor meets the requirements of certain investor-based or statutory exemptions as described in the prospectus supplement.

Legal Investment:	None of the Certificates will constitute “mortgage related securities” for the purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”).

Form of Registration:	Book-entry form through DTC, Clearstream and Euroclear.

Minimum Denominations:	$25,000 ($100,000 with respect to initial European investors) and integral multiples of $1 in excess thereof.

Optional Redemption:
Upon the instruction of the Depositor, the Master Servicer may purchase all of the Mortgage Loans (and properties acquired on behalf of the Issuer) on any Distribution Date on or after the Distribution Date on which the aggregate principal balance of the Mortgage Loans remaining in the trust, as of the last day of the related Due Period, is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. If not previously directed by the Depositor, the Master Servicer may exercise the purchase option on its own volition on any Distribution Date after the date on which aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period is less than or equal to 5% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission, because they contain important information. This document does not contain all information that is required to be included in the base prospectus and prospectus supplement. Investors can obtain the prospectus supplement and other relevant documents filed or to be filed with the Commission, free of charge at www.sec.gov.

HASCO 2006-HE2

Servicing Fee:	The Servicing Fee is calculated at the “Servicing Fee Rate” of 0.500% per annum and will be paid monthly on the stated principal balance of the Mortgage Loans.

Credit Risk Manager Fee:	The Credit Risk Manager Fee is calculated at the “Credit Risk Manager Fee Rate” of 0.014% per annum and will be paid monthly on the stated principal balance of the Mortgage Loans.

Expense Adjusted Mortgage Rate:	The applicable mortgage rate on each Mortgage Loan as of the first day of the related Due Period minus the Servicing Fee Rate.

Principal & Interest Advances:
The Servicers are required to advance delinquent payments of principal and interest on the Mortgage Loans to the extent such amounts are deemed recoverable. The Master Servicer will be required to make such advances to the extent that a Servicer fails in its obligation to advance. The Servicers (or the Master Servicer, as applicable) are entitled to be reimbursed for such advances, and therefore these advances are not a form of credit enhancement.

Servicing Advances:
The Servicers will pay all out-of-pocket costs related to their obligations, including, but not limited to: (i) expenses in connection with a foreclosed Mortgage Loan prior to the liquidation of such loan, (ii) the costs of any judicial proceedings, including foreclosures and (iii) the cost of managing and liquidating property acquired in relation to the Mortgage Loans, as long as it deems the costs to be recoverable. The Servicers are entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.

Compensating Interest:
The Servicers are required to pay Compensating Interest up to the amount of their Servicing Fee for the related Due Period to cover shortfalls due to partial and/or full prepayments on the Mortgage Loans (“Prepayment Interest Shortfalls”).

Credit Enhancement:	1. Excess spread;
2. Net Derivative Payments received;
3. Overcollateralization;
4. Limited Cross-Collateralization; and
5. Subordination.

Overcollateralization Amount:
The Overcollateralization Amount with respect to any Distribution Date is the excess, if any, of (i) the aggregate principal balance of the Mortgage Loans over (ii) the aggregate class certificate balance of the Offered Certificates (excluding the Class A-IO Certificates) and Non-Offered Certificates after taking into account the payments of principal to be made on such Distribution Date. The initial Overcollateralization Amount will be equal to approximately 1.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Overcollateralization Target
Amount:
With respect to any Distribution Date, (i) prior to the Stepdown Date, an amount equal to 1.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, (ii) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (x) 3.00% of the then current aggregate outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period and (y) 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, or (iii) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date.

Stepdown Date:
The earlier of (i) the Distribution Date immediately following the Distribution Date on which the aggregate principal balance of the Class A Certificates (other than the Class A-IO Certificates) has been reduced to zero and (ii) the later to occur of (x) the Distribution Date occurring in December 2009 and (y) the first Distribution Date on which the Credit Enhancement Percentage for the Class A Certificates, other than the Class A-IO Certificates, (calculated for this purpose only after taking into account payments of principal on the Mortgage Loans, but prior to any payment of the Group I Principal Payment Amount and the Group II Principal Payment Amount, as applicable, to the holders of the Certificates then entitled to payments of principal on such Distribution Date) is greater than or equal to approximately 36.80%.

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission, because they contain important information. This document does not contain all information that is required to be included in the base prospectus and prospectus supplement. Investors can obtain the prospectus supplement and other relevant documents filed or to be filed with the Commission, free of charge at www.sec.gov.

HASCO 2006-HE2

Credit Enhancement Percentage:
The Credit Enhancement Percentage for any class of Offered Certificates (excluding the Class A-IO Certificates) and Non-Offered Certificates for any Distribution Date is the percentage obtained by dividing (x) the sum of (i) the aggregate class certificate balance of the class or classes subordinate thereto, and (ii) the Overcollateralization Amount, in each case, calculated after taking into account payment of the Group I Principal Payment Amount and the Group II Principal Payment Amount, as applicable, on such Distribution Date by (y) the aggregate principal balance of the Mortgage Loans.

Class	Initial Credit Enhancement	Target Credit Enhancement Percentage On and After Stepdown Date
A	18.40%	36.80%
M-1	14.90%	19.90%
M-2	11.80%	19.90%
M-3	9.95%	19.90%
M-4	8.30%	16.60%
M-5	6.75%	13.50%
M-6	5.25%	10.50%
M-7	3.85%	7.70%
M-8	2.90%	5.80%
M-9	2.30%	4.60%
M-10	1.50%	3.00%

Trigger Event:
A Trigger Event is in effect with respect to any Distribution Date on or after the Stepdown Date if (x) the Rolling Three Month Delinquency Rate exceeds the applicable percentages of the Credit Enhancement Percentage for the prior Distribution Date as set forth below for the most senior class of Class A (other than the Class A-IO Certificates) and Mezzanine Certificates then outstanding:

Class	Percentage
A	39.49%
M-1	48.77%
M-2	61.58%
M-3	73.03%
M-4	87.54%
M-5	107.65%
M-6	138.40%
M-7	188.73%
M-8	250.56%
M-9	315.92%
M-10	484.41%

or if (y) the aggregate amount of realized losses incurred since the Cut-off Date through the last day of the related Prepayment Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date	Loss Percentage
December 2008 through November 2009	1.35% for the first month, plus an additional 1/12th of 1.70% for each month thereafter
December 2009 through November 2010	3.05% for the first month, plus an additional 1/12th of 1.50% for each month thereafter
December 2010 through November 2011	4.55% for the first month, plus an additional 1/12th of 1.40% for each month thereafter
December 2011 through November 2012	5.95% for the first month, plus an additional 1/12th of 0.75% for each month thereafter
December 2012 through November 2013	6.70% for the first month, plus an additional 1/12th of 0.30% for each month thereafter
December 2013 and thereafter	7.00%

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission, because they contain important information. This document does not contain all information that is required to be included in the base prospectus and prospectus supplement. Investors can obtain the prospectus supplement and other relevant documents filed or to be filed with the Commission, free of charge at www.sec.gov.

HASCO 2006-HE2

Delinquency Rate:
For any calendar month, a fraction, expressed as a percentage, the numerator of which is the aggregate unpaid principal balance of all Mortgage Loans 60 or more days delinquent (including all foreclosures, loans subject to bankruptcy proceedings, and REO Properties) as of the close of business on the last day of such month, and the denominator of which is the aggregate unpaid principal balance of the Mortgage Loans as of the close of business on the last day of such month.

Rolling Three Month Delinquency
Rate:
With respect to any Distribution Date, the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates, respectively) immediately preceding calendar months.

Realized Losses:
Generally, any realized losses on the Mortgage Loans will be absorbed first, by the excess spread, second, by the Net Derivative Payments received, third, by the Overcollateralization Amount, and fourth, by Subordination.

Derivative Agreements:	On the Closing Date, the Securities Administrator on behalf of the supplemental interest trust will enter into both an interest rate cap agreement and swap agreement.

Under the swap agreement, the supplemental interest trust will be obligated to pay a fixed amount equal to 5.10% per annum on the notional amount as set forth in the swap agreement to the Derivative Provider and the supplemental interest trust will be entitled to receive a floating amount equal to one-month LIBOR on the notional amount as set forth in the swap agreement from the Derivative Provider, until the swap agreement is terminated.

Under the interest rate cap agreement, the Derivative Provider will be obligated to make payments to the supplemental interest trust should one-month LIBOR exceed 6.45% per annum, on the notional amount as set forth in the interest rate cap agreement.

Only the net amount of the two derivative instruments will be paid by the appropriate party (“Net
Derivative Payment”) and will be deposited into the Derivative Account. See the attached interest rate swap and interest rate cap schedules.

Generally, the Net Derivative Payment will be deposited into a derivative account (the “Derivative Account”) by the Securities Administrator pursuant to the Pooling and Servicing Agreement and amounts on deposit in the Derivative Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement in the same manner as the Interest Payment Priority and subsequently the Net Monthly Excess Cashflow.

Upon early termination of the swap agreement, the supplemental interest trust or the Derivative Provider may be liable to make a termination payment (the “Swap Termination Payment”) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the swap agreement. In the event that the supplemental interest trust is required to make a Swap Termination Payment, in certain instances, that payment will be paid on the related Distribution Date, and on the business day prior to any subsequent Distribution Dates until paid in full, prior to distributions to Certificateholders.

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission, because they contain important information. This document does not contain all information that is required to be included in the base prospectus and prospectus supplement. Investors can obtain the prospectus supplement and other relevant documents filed or to be filed with the Commission, free of charge at www.sec.gov.

HASCO 2006-HE2

A “Derivative Counterparty Trigger Event” means, the occurrence of any of the following events: (i) a failure to pay by the Derivative Provider or certain bankruptcy events with respect to the Derivative Provider, (ii) certain termination events under the swap agreement with respect to which the Derivative Provider is the sole affected party or (iii) an additional termination event under the swap agreement with respect to which the Derivative Provider is the sole affected party.

Interest Payment Priority:	On each Distribution Date, the interest collected will be paid in the following order of priority:
(i)	to deposit into the Final Maturity Reserve Fund, the Final Maturity Required Deposit;
(ii)	to pay any Net Derivative Payment or Swap Termination Payment owed to the Derivative Provider (other than a Swap Termination Payment resulting from a Derivative Counterparty Trigger Event);
(iii)	to the holders of the Class A-IO Certificates, the Senior Interest Payment Amount allocable to such class, based on interest collections from both mortgage groups;
(iv)
from the interest collected on the Group I Mortgage Loans, to the holders of Group I Certificates, the Senior Interest Payment Amount allocable to such Certificates; from the interest collected on the Group II Mortgage Loans, to the holders of each class of Group II Certificates, on a pro rata basis based on the entitlement of each such class, the Senior Interest Payment Amount allocable to such Certificates. Any interest collected and remaining after the payment of the above will be available to pay any shortfall in the Senior Interest Payment Amount to the unrelated group of Class A Certificates; and

(v)	from the remaining interest collections, sequentially in ascending numerical order, to the holders of the Class M Certificates, the Interest Payment Amount for the applicable class.

Principal Payment Priority:
On each Distribution Date (a) prior to the Stepdown Date or (b) on or after the Stepdown Date for which a Trigger Event is in effect, the Group I Principal Payment Amount and the Group II Principal Payment Amount shall be paid as follows:

(i)
to pay any remaining Net Derivative Payment or Swap Termination Payment owed to the Derivative Provider (other than a Swap Termination Payment resulting from a Derivative Counterparty Trigger Event) after taking into account payments made under Interest Payment Priority;

(ii)
the Group I Principal Payment Amount to the holders of the Group I Certificates, until the principal balances thereof have been reduced to zero and then to the holders of the Group II Certificates, sequentially, in ascending numerical order, (after taking into account the payment of the Group II Principal Payment Amount described in (iii) below) until the principal balances thereof have been reduced to zero;

(iii)
the Group II Principal Payment Amount to the holders of the Group II Certificates sequentially, in ascending numerical order, until the principal balances thereof have been reduced to zero, and then to the holders of the Group I Certificates (after taking into account the payment of the Group I Principal Payment Amount described in (ii) above) until the principal balances thereof have been reduced to zero; and

(iv)
sequentially in ascending numerical order, to the holders of the Class M Certificates, any Group I and Group II Principal Payment Amount remaining after the payment of (i), (ii) and (iii) above until the principal balances thereof have been reduced to zero.

On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the Group I Principal Payment Amount and the Group II Principal Payment Amount shall be paid as follows:
(i)
to pay any remaining Net Derivative Payment or Swap Termination Payment owed to the Derivative Provider (other than a Swap Termination Payment resulting from a Derivative Counterparty Trigger Event) after taking into account payments made under Interest Payment Priority;

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission, because they contain important information. This document does not contain all information that is required to be included in the base prospectus and prospectus supplement. Investors can obtain the prospectus supplement and other relevant documents filed or to be filed with the Commission, free of charge at www.sec.gov.

HASCO 2006-HE2

(ii)
concurrently, to the holders of the Group I Certificates, the Group I Senior Principal Payment Amount until the principal balances thereof have been reduced to zero; and to the holders of the Group II Certificates, sequentially, in ascending numerical order, the Group II Senior Principal Payment Amount, until the principal balances thereof have been reduced to zero;

(iii)
concurrently, to the holders of the Group I Certificates, any remaining Group II Principal Payment Amount and to the holders of the Group II Certificates sequentially, in ascending numerical order, any remaining Group I Principal Payment Amount without regard to that group’s Principal Payment Amount to the extent necessary to satisfy the credit support requirements for such classes; and

(iv)	sequentially in ascending numerical order, to the holders of the Class M Certificates, the related Class M Principal Payment Amount, until the principal balances thereof have been reduced to zero.

Net Monthly Excess Cashflow:
For any Distribution Date, the excess of (x) the available funds over (y) the sum of (i) the amount of interest collections on the Mortgage Loans used to pay monthly interest accrued and any unpaid interest on the Group I Certificates and the Group II Certificates and the monthly interest accrued on the Class M Certificates, (ii) the principal payments required to be made to the Class A and Class M Certificates, (iii) any Net Derivative Payment or Swap Termination Payment (not resulting from a Derivative Counterparty Trigger Event) owed to the Derivative Provider, (iv) interest payments to the Class A-IO Certificates, and (v) the amount deposited into the Final Maturity Reserve Fund as the Final Maturity Required Deposit.

Net Monthly Excess Cashflow
Payments:	With respect to any Distribution Date, any Net Monthly Excess Cashflow shall be paid as follows:
(i)	to the holders of the Class A-IO Certificates, any unpaid Senior Interest Payment Amount for such class;
(ii)	to the holders of the Class A Certificates (other than the Class A-IO Certificates), any unpaid Senior Interest Payment Amounts, pro rata, based on such unpaid amounts;
(iii)	sequentially, in ascending numerical order, to the holders of the Class M Certificates, any unpaid Interest Payment Amount for such Distribution Date;
(iv)	sequentially in ascending numerical order, to the holders of the Class M Certificates:
a)	in an amount equal to the Interest Carry Forward Amount allocable to such Certificates;
b)	in an amount equal to the unpaid previously allocated Realized Loss Amounts;
(v)
to the holders of the Offered Certificates and Non-Offered Certificates, any Basis Risk Carryover Amounts for such classes in the same order and priority described under Interest Payment Priority above;

(vi)	if a Final Maturity OC Trigger Event is in effect, sequentially:
a)	pro rata, based on the aggregate principal balance of the Group I Certificates and the aggregate principal balance of the Group II Certificates to:
(1)	the Class I-A Certificates until the principal balances thereof have been reduced to zero; and
(2)	sequentially, in the following order: to the holders of the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates until the principal balances thereof have been reduced to zero;
b)	sequentially in ascending numerical order, to the holders of the Class M Certificates until the principal balances thereof have been reduced to zero;
(vii)	to the Credit Risk Manager, the Credit Risk Manager Fee;
(viii)	to the Derivative Provider, any Swap Termination Payment resulting from a Derivative Counterparty Trigger Event; and
(ix)	to the holders of the Class X Certificates, as provided by the Pooling and Servicing Agreement.

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission, because they contain important information. This document does not contain all information that is required to be included in the base prospectus and prospectus supplement. Investors can obtain the prospectus supplement and other relevant documents filed or to be filed with the Commission, free of charge at www.sec.gov.

HASCO 2006-HE2

Final Maturity Reserve Fund:
If on any Distribution Date beginning with the Distribution Date in December 2016, the aggregate current principal balance of the Group I and Group II Mortgage Loans with original terms to maturity of 40 years exceeds a target balance for such Mortgage Loans set by the rating agencies, interest funds from the Group I and Group II Mortgage Loans will be used to fund a reserve fund (the “Final Maturity Reserve Fund”) in an amount (the “Final Maturity Required Deposit”) equal to the lesser of (a) the product of (i) 0.80%, (ii) the aggregate principal balance of the outstanding the Group I and Group II Mortgage Loans with 40-year original terms to maturity as of the last day of the related Due Period and (b) the excess, if any, of (i) the Final Maturity Funding Cap over (ii) the amount on deposit in the Final Maturity Reserve Fund immediately prior to that Distribution Date.

The “target balance” referred to in the immediately preceding sentence will be determined based on the aggregate principal balance of the Group I and Group II Mortgage Loans with original terms to maturity of 40 years as of the Cut-off Date and a prepayment speed of 15% CPR.

Final Maturity Funding Cap:
The Final Maturity Funding Cap for any Distribution Date on or after the December 2016 Distribution Date will be equal to the lesser of (i) the aggregate certificate principal balance of the Certificates immediately prior to that Distribution Date and (ii) the aggregate principal balance of the outstanding Group I and Group II Mortgage Loans with original terms to maturity of 40 years as of the last day of the related Due Period.

Final Maturity OC
Trigger Event:
A Final Maturity OC Trigger Event will be in effect on any Distribution Date on or after the December 2026 Distribution Date, if (a) the sum of (i) the Overcollateralization Amount for such Distribution Date and (ii) the amount of funds available in the Final Maturity Reserve Fund for such Distribution Date (after distributions as described above in (i) of Interest Payment Priority), is less than (b) the aggregate principal balance of the Mortgage Loans with original terms to maturity of 40 years on such Distribution Date as of the last day of the related Due Period.

Class A-IO Available Funds Cap:
A per annum rate equal to the (x) weighted average of the Expense Adjusted Mortgage Rate of the Mortgage Loans then in effect on the beginning of the related Due Period minus (y) a percentage equal to the product of (i) a fraction, the numerator of which is the sum of any Net Derivative Payment and Swap Termination Payment (other than a Swap Termination Payment resulting from a Derivative Counterparty Trigger Event) made to the Derivative Provider and the denominator of which is the aggregate principal balance of the Mortgage Loans as of the beginning of the related Due Period and (ii) 12.

Group I Available Funds Cap:
The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to (x) the weighted average of the Expense Adjusted Mortgage Rate for each Group I Mortgage Loan then in effect on the beginning of the related Due Period minus (y) a percentage equal to the product of (i) a fraction, the numerator of which is equal to the portion of the Net Derivative Payment or Swap Termination Payment payable to the Derivative Provider (other than a Swap Termination Payment resulting from a Derivative Counterparty Trigger Event), plus any payments made to the Class A-IO Certificates and Final Maturity Required Deposit allocated to the Group I Mortgage Loans based on the applicable Group Percentage, and the denominator of which is equal to the aggregate principal balance of the Group I Mortgage Loans as of the beginning of the related Due Period and (ii) 12.

Group II Available Funds Cap:
The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the (x) weighted average of the Expense Adjusted Mortgage Rate of the Group II Mortgage Loans then in effect on the beginning of the related Due Period minus (y) a percentage equal to the product of (i) a fraction, the numerator of which is equal to the portion of the Net Derivative Payment or Swap Termination Payment payable to the Derivative Provider (other than a Swap Termination Payment resulting from a Derivative Counterparty Trigger Event ), plus any payments made to the Class A-IO Certificates and Final Maturity Required Deposit allocated to the Group II Mortgage Loans based on the applicable Group Percentage, and the denominator of which is equal to the aggregate principal balance of the Group II Mortgage Loans as of the beginning of the related Due Period and (ii) 12.

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission, because they contain important information. This document does not contain all information that is required to be included in the base prospectus and prospectus supplement. Investors can obtain the prospectus supplement and other relevant documents filed or to be filed with the Commission, free of charge at www.sec.gov.

HASCO 2006-HE2

Class M Available Funds Cap:
A per annum rate equal to the weighted average of the Group I Available Funds Cap and the Group II Available Funds Cap, weighted on the basis of the Group Subordinate Amount for the Group I and Group II Mortgage Loans.

Group Percentage:
For each Mortgage Loan Group and any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate principal balance of the Mortgage Loans in such Mortgage Loan Group for such Distribution Date and the denominator of which is the aggregate principal balance of all the Mortgage Loans.

Group Subordinate Amount:
The Group Subordinate Amount for any Distribution Date (i) for the Group I Mortgage Loans, will be equal to the excess of the aggregate principal balance of the Group I Mortgage Loans as of the beginning of the related Due Period over the aggregate Class Certificate Balance of the Class I-A Certificates immediately prior to such Distribution Date and (ii) for the Group II Mortgage Loans, will be equal to the excess of the aggregate principal balance of the Group II Mortgage Loans as of the beginning of the related Due Period over the aggregate Class Certificate Balance of the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates immediately prior to such Distribution Date.

Interest Rate:	The Interest Rate on any Distribution Date for each class of Offered Certificates (excluding the Class A-IO Certificates) and Non-Offered Certificates will equal the lesser of:
(a)	one-month LIBOR plus the related margin; and
(b)	the applicable Available Funds Cap.

The Interest Rate for the Class A-IO Certificates for any Distribution Date up to and including the Distribution Date in February 2008 will be the lesser of (i) 1.50% and (ii) the Class A-IO Available Funds Cap, and for any Distribution Date thereafter, zero.

Interest Carry Forward Amount:
For each class of Offered Certificates and Non-Offered Certificates and on any Distribution Date, the sum of (i) the excess of (A) the Interest Payment Amount with respect to the prior Distribution Date (excluding any Basis Risk Carryover Amount with respect to such class), plus any unpaid Interest Carry Forward Amount from the prior Distribution Dates, over (B) the amount actually paid to such class with respect to interest on such prior Distribution Date and (ii) interest on such excess at the Interest Rate for such class.

Interest Payment Amount:
The Interest Payment Amount for the Offered Certificates and Non-Offered Certificates of any class on any Distribution Date is equal to interest accrued at the Interest Rate for that class during the related Interest Accrual Period on the principal balance, or notional balance in the case of the Class A-IO Certificates, of that class immediately prior to the Distribution Date.

Senior Interest Payment Amount:
The Senior Interest Payment Amount for any Distribution Date is equal to the Interest Payment Amount for such Distribution Date for the related Class A Certificates and the Interest Carry Forward Amount, if any, for that Distribution Date for the related Class A Certificates.

Basis Risk Carryover Amount:
For any Distribution Date, if the Interest Rate for a class of Offered Certificates and Non-Offered Certificates is based on the related Available Funds Cap, the excess of (i) the amount of interest such class would have accrued for such Distribution Date had the applicable Interest Rate not been subject to the related Available Funds Cap, over (ii) the amount of interest such class of Certificates accrued for such Distribution Date based on the related Available Funds Cap, together with the unpaid portion of any such amounts from the prior Distribution Dates (and accrued interest thereon at the then applicable Interest Rate, without giving effect to the related Available Funds Cap). The ratings on each class of Certificates do not address the likelihood of the payment of any Basis Risk Carryover Amount.

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission, because they contain important information. This document does not contain all information that is required to be included in the base prospectus and prospectus supplement. Investors can obtain the prospectus supplement and other relevant documents filed or to be filed with the Commission, free of charge at www.sec.gov.

HASCO 2006-HE2

Step-up Coupon:
If the Optional Redemption is not exercised on the first Distribution Date following the Distribution Date on which it could have been exercised, the margins on each of the Class A Certificates (other than the Class A-IO Certificates) will increase to 2.0 times their related initial margin and the margins on each of the Class M Certificates will increase to 1.5 times their related initial margins.

Principal Payment Amount:
The Principal Payment Amount for any Distribution Date and for any Mortgage Loan Group will be the excess, if any, of (a) the sum of (i) the principal portion of all scheduled monthly payments on the Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Mortgage Loans, and (iv) the amount of any overcollateralization increase amount for such Distribution Date, over (b) the amount of any overcollateralization release amount, allocated between each Mortgage Loan Group based on the amount of principal received from each Mortgage Loan Group.

Senior Principal Payment Amount:
The Senior Principal Payment Amount for any Mortgage Loan Group is an amount equal to the lesser of (1) the Principal Payment Amount for such Mortgage Loan Group and (2) the excess of (x) the aggregate principal balance of the related Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 100% MINUS the related class Target Credit Enhancement Percentage (or “Optimal Principal Payment Amount Percentage”) and (ii) the aggregate principal balance of the related Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the related Mortgage Loans as of the last day of the related Due Period over 0.50% of the aggregate principal balance of the related Mortgage Loans as of the Cut-off Date.

Class M Principal Payment
Amount:
The lesser of (1) any remaining Principal Payment Amount from both Mortgage Loan Groups and (2) the excess of (x) the aggregate principal balance of all Certificates senior to the related class (for the purposes of the calculation of the Class M Principal Payment Amount, the Class M-1, Class M-2 and Class M-3 Certificates will have the same seniority, although the payment amount calculated will be allocated sequentially to the Class M-1, Class M-2 and Class M-3 Certificates) and the principal balance of the related certificates immediately prior to such Distribution Date less the amount paid to classes senior to the related class for such Distribution Date over (y) the lesser of (A) the product of (i) 100% MINUS the related class Target Credit Enhancement Percentage (or “Optimal Principal Payment Amount Percentage”) and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the Due Period over 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. The Class M-1, Class M-2 and Class M-3 Principal Payment Amount will be allocated sequentially to the Class M-1, Class M-2 and Class M-3 Certificates

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission, because they contain important information. This document does not contain all information that is required to be included in the base prospectus and prospectus supplement. Investors can obtain the prospectus supplement and other relevant documents filed or to be filed with the Commission, free of charge at www.sec.gov.

HASCO 2006-HE2

Optimal Principal Payment Amount Percentage
Class	Percentage
A	63.20%
M-1, M-2 and M-3	80.10%
M-4	83.40%
M-5	86.50%
M-6	89.50%
M-7	92.30%
M-8	94.20%
M-9	95.40%
M-10	97.00%

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission, because they contain important information. This document does not contain all information that is required to be included in the base prospectus and prospectus supplement. Investors can obtain the prospectus supplement and other relevant documents filed or to be filed with the Commission, free of charge at www.sec.gov.

HASCO 2006-HE2

Sensitivity Analysis

(To Call)

	PPC	50%	75%	100%	125%	150%
II-A-2	WAL	3.91	2.59	2.00	1.72	1.47
	Principal Window	39 - 58	27 - 36	22 - 27	19 - 23	16 - 20
II-A-3	WAL	7.84	5.15	3.50	2.30	1.94
	Principal Window	58 - 151	36 - 99	27 - 72	23 - 35	20 - 28
II-A-4	WAL	12.56	8.22	5.97	4.12	2.52
	Principal Window	151 - 151	99 - 99	72 - 72	35 - 55	28 - 33
M-1	WAL	5.33	3.60	3.55	3.94	3.48
	Principal Window	49 - 83	38 - 55	41 - 45	44 - 51	33 - 44
M-2	WAL	9.06	5.94	4.40	4.48	3.64
	Principal Window	83 - 145	55 - 95	45 - 69	51 - 55	44 - 44
M-3	WAL	12.53	8.21	5.96	4.56	3.64
	Principal Window	145 - 151	95 - 99	69 - 72	55 - 55	44 - 44
M-4	WAL	8.28	5.46	4.26	3.84	3.54
	Principal Window	49 - 151	37 - 99	40 - 72	42 - 55	41 - 44
M-5	WAL	8.28	5.46	4.24	3.75	3.39
	Principal Window	49 - 151	37 - 99	39 - 72	41 - 55	39 - 44
M-6	WAL	8.28	5.46	4.22	3.69	3.28
	Principal Window	49 - 151	37 - 99	38 - 72	40 - 55	38 - 44
M-7	WAL	8.28	5.46	4.20	3.63	3.18
	Principal Window	49 - 151	37 - 99	38 - 72	39 - 55	36 - 44
M-8	WAL	8.28	5.46	4.19	3.59	3.13
	Principal Window	49 - 151	37 - 99	37 - 72	38 - 55	35 - 44
M-9	WAL	8.26	5.45	4.16	3.56	3.07
	Principal Window	49 - 151	37 - 99	37 - 72	38 - 55	35 - 44

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission, because they contain important information. This document does not contain all information that is required to be included in the base prospectus and prospectus supplement. Investors can obtain the prospectus supplement and other relevant documents filed or to be filed with the Commission, free of charge at www.sec.gov.

HASCO 2006-HE2

Sensitivity Analysis

(To Maturity)

	PPC	50%	75%	100%	125%	150%
II-A-2	WAL	3.91	2.59	2.00	1.72	1.47
	Principal Window	39 - 58	27 - 36	22 - 27	19 - 23	16 - 20
II-A-3	WAL	7.84	5.15	3.50	2.30	1.94
	Principal Window	58 - 153	36 - 101	27 - 73	23 - 35	20 - 28
II-A-4	WAL	17.10	11.47	8.34	5.85	2.52
	Principal Window	153 - 312	101 - 218	73 - 161	35 - 124	28 - 33
M-1	WAL	5.33	3.60	3.55	3.94	3.74
	Principal Window	49 - 83	38 - 55	41 - 45	44 - 51	33 - 52
M-2	WAL	9.06	5.94	4.40	4.60	4.93
	Principal Window	83 - 145	55 - 95	45 - 69	51 - 60	52 - 70
M-3	WAL	16.14	10.76	7.81	6.09	6.66
	Principal Window	145 - 268	95 - 181	69 - 133	60 - 102	70 - 98
M-4	WAL	8.98	5.95	4.62	4.12	3.75
	Principal Window	49 - 231	37 - 156	40 - 113	42 - 87	41 - 68
M-5	WAL	8.92	5.91	4.57	4.00	3.58
	Principal Window	49 - 221	37 - 148	39 - 108	41 - 82	39 - 65
M-6	WAL	8.84	5.85	4.51	3.91	3.44
	Principal Window	49 - 209	37 - 140	38 - 102	40 - 78	38 - 61
M-7	WAL	8.70	5.76	4.42	3.80	3.31
	Principal Window	49 - 194	37 - 129	38 - 94	39 - 72	36 - 57
M-8	WAL	8.53	5.63	4.32	3.69	3.20
	Principal Window	49 - 177	37 - 117	37 - 85	38 - 65	35 - 51
M-9	WAL	8.30	5.48	4.18	3.58	3.08
	Principal Window	49 - 160	37 - 105	37 - 76	38 - 58	35 - 46

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission, because they contain important information. This document does not contain all information that is required to be included in the base prospectus and prospectus supplement. Investors can obtain the prospectus supplement and other relevant documents filed or to be filed with the Commission, free of charge at www.sec.gov.

HASCO 2006-HE2

Prepay Sensitivity - Class A-IO

	CPR	75%	80%	81%
A-IO*	Yield (%)**	5.5787	5.5787	5.2110
	WAL (years)	1.02	1.02	1.02
	Payment Window (months)	1 - 15	1 - 15	1 - 15

* Run to the Optional Redemption.

** Assuming a purchase price of 1.3842% (which is exclusive of accrued interest).

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission, because they contain important information. This document does not contain all information that is required to be included in the base prospectus and prospectus supplement. Investors can obtain the prospectus supplement and other relevant documents filed or to be filed with the Commission, free of charge at www.sec.gov.

HASCO 2006-HE2

Effective Maximum Interest Rate Table for the Group II Certificates

Period	Scenario (1) (%)	Scenario (2) (%)	Scenario (3) (%)	Period	Scenario (1) (%)	Scenario (2) (%)	Scenario (3) (%)
1	11.05%	11.05%	11.05%	37	10.30%	10.97%	24.77%
2	7.12%	7.12%	21.74%	38	9.96%	10.61%	24.47%
3	7.11%	7.11%	21.66%	39	9.96%	10.61%	24.45%
4	7.76%	7.86%	21.81%	40	10.98%	11.74%	25.35%
5	7.10%	7.10%	21.43%	41	9.97%	11.26%	25.07%
6	7.32%	7.32%	21.37%	42	10.30%	11.69%	25.42%
7	7.16%	7.16%	21.78%	43	9.96%	11.30%	25.09%
8	7.39%	7.39%	21.84%	44	10.29%	11.67%	25.38%
9	7.14%	7.14%	21.72%	45	9.95%	11.29%	19.54%
10	7.13%	7.13%	21.69%	46	9.95%	11.28%	19.64%
11	7.36%	7.36%	21.75%	47	10.28%	12.00%	20.46%
12	7.11%	7.11%	21.62%	48	9.94%	11.60%	20.18%
13	7.43%	7.43%	21.78%	49	10.27%	11.98%	20.66%
14	7.18%	7.18%	21.64%	50	9.93%	11.59%	20.36%
15	7.17%	7.17%	21.61%	51	9.93%	11.58%	20.45%
16	7.98%	7.98%	22.12%	52	10.99%	12.81%	21.77%
17	7.47%	7.47%	21.86%	53	9.92%	11.58%	20.64%
18	7.72%	7.72%	21.96%	54	10.24%	11.96%	21.11%
19	7.47%	7.47%	21.81%	55	9.91%	11.57%	20.80%
20	7.72%	7.72%	21.92%	56	10.23%	11.95%	21.27%
21	7.47%	7.47%	21.77%	57	9.90%	11.55%	20.96%
22	7.48%	7.48%	21.73%	58	9.90%	11.55%	21.03%
23	9.31%	9.31%	23.41%	59	10.29%	12.01%	21.57%
24	9.17%	9.18%	23.34%	60	9.95%	11.61%	21.25%
25	9.46%	9.47%	23.49%	61	10.28%	11.99%	21.70%
26	9.14%	9.14%	23.23%	62	9.94%	11.59%	21.38%
27	9.13%	9.14%	23.20%	63	9.93%	11.58%	21.44%
28	10.05%	10.11%	23.87%	64	10.61%	12.37%	22.30%
29	9.70%	9.77%	23.80%	65	9.93%	11.58%	21.58%
30	10.09%	10.16%	24.08%	66	10.26%	11.96%	22.03%
31	9.77%	9.84%	23.83%	67	9.92%	11.57%	21.69%
32	10.09%	10.17%	24.05%	68	10.25%	11.94%	22.13%
33	9.77%	9.85%	23.79%	69	9.91%	11.55%	21.80%
34	9.78%	9.86%	23.78%	70	9.91%	11.54%	21.85%
35	10.29%	10.91%	24.74%	71	10.23%	11.93%	22.31%
36	9.97%	10.62%	24.51%	72	9.90%	11.54%	21.97%

1. Assumes one-month LIBOR remains constant at 5.3574%, six-month LIBOR and one-year LIBOR remain constant at 5.3596%, the cashflows are run to the Optional Redemption at the pricing speed, and Net Derivative Payments and payments made to the Class A-IO Certificates are taken into account.
2. Assumes one-month LIBOR, six-month LIBOR and one-year LIBOR increase instantaneously to 20.00% and the cashflows are run to the Optional Redemption at the pricing speed and payments made to the Class A-IO Certificates are taken into account.
3. Assumes one-month LIBOR, six-month LIBOR and one-year LIBOR increase instantaneously to 20.00%, the cashflows are run to the Optional Redemption at the pricing speed and Net Derivative Payments are received or paid as scheduled and applied and payments made to the Class A-IO Certificates are taken into account.

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission, because they contain important information. This document does not contain all information that is required to be included in the base prospectus and prospectus supplement. Investors can obtain the prospectus supplement and other relevant documents filed or to be filed with the Commission, free of charge at www.sec.gov.

HASCO 2006-HE2

Effective Maximum Interest Rate Table for the Floating Rate Class M Certificates

Period	Scenario (1) (%)	Scenario (2) (%)	Scenario (3) (%)	Period	Scenario (1) (%)	Scenario (2) (%)	Scenario (3) (%)
1	11.04%	11.04%	11.04%	37	10.24%	10.98%	24.78%
2	7.11%	7.11%	21.74%	38	9.91%	10.61%	24.47%
3	7.11%	7.11%	21.65%	39	9.90%	10.61%	24.45%
4	7.76%	7.86%	21.80%	40	10.91%	11.75%	25.36%
5	7.09%	7.09%	21.43%	41	9.91%	11.26%	25.08%
6	7.32%	7.32%	21.37%	42	10.24%	11.69%	25.43%
7	7.15%	7.15%	21.78%	43	9.90%	11.31%	25.09%
8	7.38%	7.38%	21.84%	44	10.23%	11.67%	25.39%
9	7.14%	7.14%	21.72%	45	9.89%	11.29%	19.54%
10	7.13%	7.13%	21.69%	46	9.89%	11.29%	19.65%
11	7.36%	7.36%	21.75%	47	10.22%	12.00%	20.47%
12	7.11%	7.11%	21.62%	48	9.88%	11.61%	20.18%
13	7.43%	7.43%	21.77%	49	10.20%	11.98%	20.66%
14	7.18%	7.18%	21.64%	50	9.87%	11.59%	20.36%
15	7.17%	7.17%	21.61%	51	9.86%	11.58%	20.45%
16	7.98%	7.98%	22.12%	52	10.91%	12.81%	21.78%
17	7.47%	7.47%	21.85%	53	9.85%	11.58%	20.64%
18	7.72%	7.72%	21.96%	54	10.18%	11.96%	21.11%
19	7.47%	7.47%	21.81%	55	9.84%	11.57%	20.80%
20	7.71%	7.71%	21.92%	56	10.17%	11.94%	21.26%
21	7.47%	7.47%	21.77%	57	9.83%	11.55%	20.95%
22	7.48%	7.48%	21.74%	58	9.83%	11.54%	21.03%
23	9.31%	9.32%	23.42%	59	10.21%	11.99%	21.55%
24	9.18%	9.18%	23.35%	60	9.88%	11.60%	21.23%
25	9.47%	9.47%	23.50%	61	10.20%	11.97%	21.69%
26	9.14%	9.15%	23.23%	62	9.86%	11.58%	21.36%
27	9.14%	9.14%	23.21%	63	9.86%	11.57%	21.43%
28	10.06%	10.12%	23.88%	64	10.53%	12.35%	22.28%
29	9.67%	9.78%	23.81%	65	9.86%	11.57%	21.56%
30	10.05%	10.17%	24.09%	66	10.18%	11.94%	22.01%
31	9.73%	9.85%	23.83%	67	9.85%	11.55%	21.68%
32	10.06%	10.18%	24.06%	68	10.17%	11.92%	22.11%
33	9.74%	9.85%	23.80%	69	9.84%	11.53%	21.78%
34	9.75%	9.87%	23.80%	70	9.83%	11.52%	21.83%
35	10.23%	10.91%	24.75%	71	10.15%	11.91%	22.28%
36	9.92%	10.63%	24.52%	72	9.82%	11.51%	21.94%

1. Assumes one-month LIBOR remains constant at 5.3574%, six-month LIBOR and one-year LIBOR remain constant at 5.3596%, the cashflows are run to the Optional Redemption at the pricing speed, and Net Derivative Payments and payments made to the Class A-IO Certificates are taken into account.
2. Assumes one-month LIBOR, six-month LIBOR and one-year LIBOR increase instantaneously to 20.00% and the cashflows are run to the Optional Redemption at the pricing speed and payments made to the Class A-IO Certificates are taken into account.
3. Assumes one-month LIBOR, six-month LIBOR and one-year LIBOR increase instantaneously to 20.00%, the cashflows are run to the Optional Redemption at the pricing speed and Net Derivative Payments are received or paid as scheduled and applied and payments made to the Class A-IO Certificates are taken into account.

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission, because they contain important information. This document does not contain all information that is required to be included in the base prospectus and prospectus supplement. Investors can obtain the prospectus supplement and other relevant documents filed or to be filed with the Commission, free of charge at www.sec.gov.

HASCO 2006-HE2

Excess Spread

	Excess Spread (%)(1)(3)(4)	Excess Spread (%)(2)(3)(4)	1m LIBOR (%)	6m LIBOR 1y LIBOR (%)		Excess Spread (%)(1)(3)(4)	Excess Spread (%)(2)(3)(4)	1m LIBOR (%)	6m LIBOR 1y LIBOR (%)
1	3.72%	3.72%	5.3574	5.3596	37	4.88%	4.83%	4.8324	4.8996
2	2.13%	2.13%	5.3617	5.3230	38	4.70%	4.67%	4.8436	4.9062
3	2.13%	2.13%	5.3466	5.2686	39	4.71%	4.69%	4.8426	4.9135
4	2.14%	2.14%	5.2866	5.2218	40	5.04%	4.99%	4.8551	4.9217
5	2.10%	2.11%	5.2263	5.1667	41	4.72%	4.73%	4.8609	4.9284
6	2.10%	2.11%	5.2244	5.1031	42	4.83%	4.83%	4.8622	4.9369
7	2.16%	2.16%	5.1449	5.0468	43	4.71%	4.72%	4.8757	4.9447
8	2.16%	2.18%	5.0540	4.9881	44	4.82%	4.81%	4.8851	4.9592
9	2.13%	2.15%	5.0533	4.9358	45	4.53%	4.72%	4.8854	4.9776
10	2.11%	2.14%	4.9632	4.8850	46	4.53%	4.70%	4.8997	4.9927
11	2.11%	2.17%	4.8735	4.8440	47	4.71%	4.91%	4.9084	5.0063
12	2.07%	2.13%	4.8732	4.8146	48	4.52%	4.74%	4.9084	5.0191
13	2.18%	2.25%	4.8024	4.7858	49	4.70%	4.85%	4.9610	5.0246
14	2.13%	2.22%	4.7484	4.7673	50	4.51%	4.65%	4.9848	5.0168
15	2.11%	2.22%	4.7484	4.7598	51	4.51%	4.65%	4.9831	5.0037
16	2.49%	2.60%	4.7221	4.7529	52	5.05%	5.16%	4.9834	4.9933
17	2.40%	2.53%	4.7006	4.7500	53	4.49%	4.62%	4.9838	4.9823
18	2.44%	2.58%	4.7009	4.7525	54	4.67%	4.83%	4.9393	4.9718
19	2.38%	2.54%	4.7025	4.7547	55	4.48%	4.68%	4.9146	4.9805
20	2.43%	2.58%	4.7022	4.7588	56	4.66%	4.84%	4.9153	5.0019
21	2.37%	2.54%	4.7029	4.7649	57	4.47%	4.67%	4.9153	5.0235
22	2.37%	2.56%	4.7096	4.7693	58	4.47%	4.67%	4.9150	5.0425
23	4.00%	4.17%	4.7142	4.7763	59	4.72%	4.94%	4.9160	5.0634
24	4.09%	4.29%	4.7142	4.7826	60	4.53%	4.69%	5.0053	5.0858
25	4.14%	4.34%	4.7272	4.7898	61	4.72%	4.84%	5.0366	5.0886
26	4.03%	4.26%	4.7353	4.7976	62	4.54%	4.67%	5.0370	5.0857
27	4.02%	4.25%	4.7344	4.8058	63	4.54%	4.67%	5.0356	5.0830
28	4.27%	4.47%	4.7472	4.8157	64	4.91%	5.01%	5.0366	5.0812
29	4.56%	4.59%	4.7542	4.8234	65	4.56%	4.69%	5.0373	5.0783
30	4.70%	4.71%	4.7548	4.8332	66	4.74%	4.88%	5.0236	5.0748
31	4.61%	4.63%	4.7723	4.8430	67	4.56%	4.71%	5.0211	5.0849
32	4.70%	4.71%	4.7846	4.8524	68	4.75%	4.89%	5.0218	5.1012
33	4.61%	4.63%	4.7855	4.8627	69	4.57%	4.72%	5.0211	5.1143
34	4.62%	4.64%	4.7998	4.8713	70	4.57%	4.73%	5.0211	5.1274
35	4.87%	4.83%	4.8096	4.8817	71	4.76%	4.94%	5.0214	5.1422
36	4.78%	4.75%	4.8099	4.8898	72	4.59%	4.72%	5.0805	5.1574

1. Assumes one-month LIBOR remains constant at 5.3574%, six-month LIBOR and one-year LIBOR remain constant at 5.3596% and the cashflows are run to the Optional Redemption at the pricing speed.
2. Assumes one-month LIBOR, six-month LIBOR and one-year LIBOR are equal to the forward curve provided and the cashflows are run to the Optional Redemption at the pricing speed.
3. Reflects the effect of payments made to the Class A-IO Certificates.
4. Reflects the effect of Net Derivative Payments, either paid or received.

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission, because they contain important information. This document does not contain all information that is required to be included in the base prospectus and prospectus supplement. Investors can obtain the prospectus supplement and other relevant documents filed or to be filed with the Commission, free of charge at www.sec.gov.

HASCO 2006-HE2

Notional Schedule for the Class A-IO Certificates

Class A-IO Notional Schedule
Period	Distribution Date	Class A-IO Notional ($)(1)

1	December 2006	403,341,000.00
2	January 2007	403,341,000.00
3	February 2007	403,341,000.00
4	March 2007	403,341,000.00
5	April 2007	403,341,000.00
6	May 2007	403,341,000.00
7	June 2007	322,673,000.00
8	July 2007	322,673,000.00
9	August 2007	322,673,000.00
10	September 2007	322,673,000.00
11	October 2007	322,673,000.00
12	November 2007	322,673,000.00
13	December 2007	242,004,000.00
14	January 2008	242,004,000.00
15	February 2008	242,004,000.00
16	March 2008	0.00

1. The balance of the Class A-IO Certificates will be the lesser of the aggregate principal balance of the Mortgage Loans and the above scheduled amount.

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission, because they contain important information. This document does not contain all information that is required to be included in the base prospectus and prospectus supplement. Investors can obtain the prospectus supplement and other relevant documents filed or to be filed with the Commission, free of charge at www.sec.gov.

HASCO 2006-HE2

Interest Rate Swap Schedule

Aggregate Interest Rate Swap Schedule
Period	Accrual Start	Accrual End	Swap Notional ($)

1	11/25/2006	12/25/2006	0.00
2	12/25/2006	1/25/2007	1,554,056,545.00
3	1/25/2007	2/25/2007	1,530,322,598.00
4	2/25/2007	3/25/2007	1,501,794,784.00
5	3/25/2007	4/25/2007	1,468,486,492.00
6	4/25/2007	5/25/2007	1,430,459,482.00
7	5/25/2007	6/25/2007	1,387,825,236.00
8	6/25/2007	7/25/2007	1,340,746,990.00
9	7/25/2007	8/25/2007	1,289,441,728.00
10	8/25/2007	9/25/2007	1,234,187,748.00
11	9/25/2007	10/25/2007	1,175,403,436.00
12	10/25/2007	11/25/2007	1,119,014,466.00
13	11/25/2007	12/25/2007	1,065,333,321.00
14	12/25/2007	1/25/2008	1,014,229,840.00
15	1/25/2008	2/25/2008	965,580,126.00
16	2/25/2008	3/25/2008	919,266,242.00
17	3/25/2008	4/25/2008	875,175,944.00
18	4/25/2008	5/25/2008	833,196,348.00
19	5/25/2008	6/25/2008	793,232,700.00
20	6/25/2008	7/25/2008	755,188,051.00
21	7/25/2008	8/25/2008	718,763,481.00
22	8/25/2008	9/25/2008	656,762,169.00
23	9/25/2008	10/25/2008	598,398,172.00
24	10/25/2008	11/25/2008	545,853,942.00
25	11/25/2008	12/25/2008	498,474,505.00
26	12/25/2008	1/25/2009	455,805,977.00
27	1/25/2009	2/25/2009	429,663,736.00
28	2/25/2009	3/25/2009	406,144,336.00
29	3/25/2009	4/25/2009	383,804,306.00
30	4/25/2009	5/25/2009	360,169,414.00
31	5/25/2009	6/25/2009	338,044,217.00
32	6/25/2009	7/25/2009	317,402,947.00
33	7/25/2009	8/25/2009	298,135,084.00
34	8/25/2009	9/25/2009	280,139,282.00
35	9/25/2009	10/25/2009	263,339,842.00
36	10/25/2009	11/25/2009	247,679,893.00
37	11/25/2009	12/25/2009	233,945,635.00
38	12/25/2009	1/25/2010	221,017,636.00
39	1/25/2010	2/25/2010	208,816,884.00
40	2/25/2010	3/25/2010	197,301,849.00
41	3/25/2010	4/25/2010	186,433,422.00
42	4/25/2010	5/25/2010	176,174,822.00
43	5/25/2010	6/25/2010	166,491,200.00
44	6/25/2010	7/25/2010	157,349,806.00
45	7/25/2010	8/25/2010	0.00

The Accrual Period for the Interest Rate Swap starts and includes the Accrual Start date and ends on but excludes the Accrual End date. All payment dates are subject to the modified business day convention. One-month LIBOR is observed two days prior to the start of each Accrual Period, floating rate payments will be determined using the Act/360 day-count convention, and fixed rate payments will be determined using the 30/360 day count convention.

The supplemental interest trust will be obligated to pay a fixed amount equal to 5.10% per annum on the notional amount as set forth in the swap agreement to the Derivative Provider and the supplemental interest trust will be entitled to receive a floating amount equal to one-month LIBOR on the notional amount as set forth in the swap agreement.

The Distribution Date for the Interest Rate Swap is one business day prior to the end of each accrual period.

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission, because they contain important information. This document does not contain all information that is required to be included in the base prospectus and prospectus supplement. Investors can obtain the prospectus supplement and other relevant documents filed or to be filed with the Commission, free of charge at www.sec.gov.

HASCO 2006-HE2

Interest Rate Cap Schedule

Aggregate Interest Rate Cap Schedule				Aggregate Interest Rate Cap Schedule
Period	Accrual Start	Accrual End	Cap Notional ($)	Period	Accrual Start	Accrual End	Cap Notional ($)

1	11/25/2006	12/25/2006	0.00	44	6/25/2010	7/25/2010	252,614,755.00
2	12/25/2006	1/25/2007	0.00	45	7/25/2010	8/25/2010	247,587,743.00
3	1/25/2007	2/25/2007	0.00	46	8/25/2010	9/25/2010	242,537,646.00
4	2/25/2007	3/25/2007	0.00	47	9/25/2010	10/25/2010	237,476,286.00
5	3/25/2007	4/25/2007	0.00	48	10/25/2010	11/25/2010	232,414,452.00
6	4/25/2007	5/25/2007	0.00	49	11/25/2010	12/25/2010	227,361,929.00
7	5/25/2007	6/25/2007	63,988,705.00	50	12/25/2010	1/25/2011	222,327,609.00
8	6/25/2007	7/25/2007	80,147,777.00	51	1/25/2011	2/25/2011	217,319,555.00
9	7/25/2007	8/25/2007	97,662,948.00	52	2/25/2011	3/25/2011	212,345,049.00
10	8/25/2007	9/25/2007	116,382,133.00	53	3/25/2011	4/25/2011	207,410,653.00
11	9/25/2007	10/25/2007	136,087,344.00	54	4/25/2011	5/25/2011	202,522,258.00
12	10/25/2007	11/25/2007	154,284,049.00	55	5/25/2011	6/25/2011	197,685,138.00
13	11/25/2007	12/25/2007	170,883,389.00	56	6/25/2011	7/25/2011	192,903,989.00
14	12/25/2007	1/25/2008	185,983,261.00	57	7/25/2011	8/25/2011	188,182,975.00
15	1/25/2008	2/25/2008	199,676,239.00	58	8/25/2011	9/25/2011	183,525,640.00
16	2/25/2008	3/25/2008	212,049,844.00	59	9/25/2011	10/25/2011	178,933,889.00
17	3/25/2008	4/25/2008	223,186,813.00	60	10/25/2011	11/25/2011	174,402,077.00
18	4/25/2008	5/25/2008	233,167,736.00	61	11/25/2011	12/25/2011	169,941,101.00
19	5/25/2008	6/25/2008	242,063,440.00	62	12/25/2011	1/25/2012	165,554,972.00
20	6/25/2008	7/25/2008	249,943,820.00	63	1/25/2012	2/25/2012	161,245,406.00
21	7/25/2008	8/25/2008	256,957,180.00	64	2/25/2012	3/25/2012	157,013,818.00
22	8/25/2008	9/25/2008	273,899,343.00	65	3/25/2012	4/25/2012	152,861,341.00
23	9/25/2008	10/25/2008	288,025,007.00	66	4/25/2012	5/25/2012	148,788,978.00
24	10/25/2008	11/25/2008	298,675,860.00	67	5/25/2012	6/25/2012	144,797,244.00
25	11/25/2008	12/25/2008	306,308,631.00	68	6/25/2012	7/25/2012	140,886,570.00
26	12/25/2008	1/25/2009	311,321,032.00	69	7/25/2012	8/25/2012	137,057,191.00
27	1/25/2009	2/25/2009	311,315,140.00	70	8/25/2012	9/25/2012	133,309,164.00
28	2/25/2009	3/25/2009	310,410,629.00	71	9/25/2012	10/25/2012	129,642,384.00
29	3/25/2009	4/25/2009	309,046,737.00	72	10/25/2012	11/25/2012	126,056,607.00
30	4/25/2009	5/25/2009	307,971,940.00	73	11/25/2012	12/25/2012	122,551,435.00
31	5/25/2009	6/25/2009	306,254,141.00	74	12/25/2012	1/25/2013	119,126,359.00
32	6/25/2009	7/25/2009	303,943,256.00	75	1/25/2013	2/25/2013	115,780,763.00
33	7/25/2009	8/25/2009	301,114,610.00	76	2/25/2013	3/25/2013	112,513,930.00
34	8/25/2009	9/25/2009	297,835,848.00	77	3/25/2013	4/25/2013	109,325,059.00
35	9/25/2009	10/25/2009	294,168,106.00	78	4/25/2013	5/25/2013	106,213,267.00
36	10/25/2009	11/25/2009	290,169,046.00	79	5/25/2013	6/25/2013	103,177,603.00
37	11/25/2009	12/25/2009	285,907,782.00	80	6/25/2013	7/25/2013	100,217,057.00
38	12/25/2009	1/25/2010	281,478,582.00	81	7/25/2013	8/25/2013	97,330,560.00
39	1/25/2010	2/25/2010	276,907,028.00	82	8/25/2013	9/25/2013	94,517,001.00
40	2/25/2010	3/25/2010	272,214,772.00	83	9/25/2013	10/25/2013	91,775,225.00
41	3/25/2010	4/25/2010	267,421,786.00	84	10/25/2013	11/25/2013	89,104,045.00
42	4/25/2010	5/25/2010	262,546,557.00	85	11/25/2013	12/25/2013	86,502,242.00
43	5/25/2010	6/25/2010	257,605,741.00	86	12/25/2013	1/25/2014	0.00

The Accrual Period for the Interest Rate Cap starts and includes the Accrual Start date and ends on but excludes the Accrual End date. All dates are subject to the modified business day convention. One-month LIBOR is observed two days prior to the start of each Accrual Period and payments will be determined using the Act/360 day-count convention.

The Derivative Provider will be obligated to make payments to the supplemental interest trust should one-month LIBOR exceed 6.45% per annum, on the notional amount as set forth in the interest rate cap agreement.

The Distribution Date for the Interest Rate Cap is one business day prior to the end of each accrual period.

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission, because they contain important information. This document does not contain all information that is required to be included in the base prospectus and prospectus supplement. Investors can obtain the prospectus supplement and other relevant documents filed or to be filed with the Commission, free of charge at www.sec.gov.

HASCO 2006-HE2

BREAKEVEN LOSSES

	Static LIBOR		Forward LIBOR
Class	CDR	Cum. Loss	CDR	Cum. Loss
M-1	25.35%	19.01%	25.48%	19.08%
M-2	20.32%	16.33%	20.47%	16.42%
M-3	17.61%	14.73%	17.77%	14.82%
M-4	15.36%	13.29%	15.53%	13.40%
M-5	13.38%	11.94%	13.55%	12.06%
M-6	11.54%	10.61%	11.72%	10.74%
M-7	9.87%	9.33%	10.05%	9.47%
M-8	8.74%	8.42%	8.93%	8.58%
M-9	8.01%	7.82%	8.20%	7.98%
M-10	7.26%	7.18%	7.43%	7.33%

100% Prepayment Speed
40% Severity
Triggers Failing
To Maturity
Breakeven loss represents CDR which results in first dollar of principal loss
12 mos. lag
P&I advanced at 100%

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission, because they contain important information. This document does not contain all information that is required to be included in the base prospectus and prospectus supplement. Investors can obtain the prospectus supplement and other relevant documents filed or to be filed with the Commission, free of charge at www.sec.gov.